EXHIBIT 99.1

Golden Matrix Group Inc. Reports Strong Q3 2024 Earnings and Continued Operational Growth

Year-to-Date Revenue up 55% to $105.3 million

Company’s Classics for a Cause Acquisition Successfully Integrated

LAS VEGAS, NV, November 12, 2024 – Golden Matrix Group Inc. (NASDAQ: GMGI) (“Golden Matrix” or the “Company”), a global developer, licensor, and operator of online gaming platforms, today announced strong financial and operational results for the third quarter ended September 30, 2024. The results reflect the Company’s robust growth strategy and expansion efforts across key markets, including the successful acquisition and integration of Classics for a Cause.

Brian Goodman, CEO of Golden Matrix, commented, “Golden Matrix’s Q3 performance demonstrates our commitment and success in building sustainable, long-term growth and strengthening our industry position. Once again, we have delivered strong results across our divisions, supported by strategic acquisitions, platform upgrades, and the expansion of our iGaming portfolio.”

Financial Highlights

•	Revenue Growth: Q3 2024 consolidated revenue increased by 85% to $41 million, with year-to-date revenue up 55% to $105.3 million, driven by consistent performance across key markets.

•	Gross Profit Increase: Gross profit grew 39% in Q3 to $22.4 million, with year-to-date gross profit rising 24% to $61.8 million, reflecting improvements in operational efficiency and product margins.

•	AEBITDA: Adjusted EBITDA for Q3 reached $4.3 million, reflecting resilient performance across multiple revenue channels with marginal impacts from currency fluctuations across subsidiaries.

•	Balance Sheet Strength: As of September 30, 2024, Golden Matrix maintained a robust financial position with over $38.4 million in cash and equivalents and short-term debt of $17.5 million. Shareholder equity also grew 60% to $94 million, reinforcing the Company’s ability to pursue strategic growth initiatives.

Operational Highlights

Golden Matrix achieved significant milestones during Q3 2024, including:

•	Meridianbet Strong Growth Continues: Meridianbet’s Q3 revenue grew 16% YoY, led by a 19% online increase and 6% in retail. Deposits rose to $61.9M (+13% QoQ), with new registrations up 23% to 125K. Online casino GGR margin hit 3.37% (+21% turnover), sports betting rose 7.4% YoY with GGR at 9.5%, retail sports GGR at 10.3% (record 14.1% in August), and retail slots up 17.5% YoY.

•	Expansion of GMAG Platform: The GMAG B2B aggregator platform saw substantial growth, with wagering volume increasing 84% to $1.4 billion. Enhanced customer retention tools and the addition of high-margin games have driven engagement and profitability.

•	Classics for a Cause Acquisition: This newly acquired Australian business added $2.1 million in revenue and $503,000 in EBITDA within two months, expanding Golden Matrix’s market reach and contributing to overall profitability.

•	Mexplay Growth: Mexplay, the Company’s online casino in Mexico, reported a 56% increase in active players and a rise in gross gaming revenue to $15 million, underscoring growth potential in Latin America.

Zoran Milosevic, CEO of MeridianBet, highlighted the company's strategic advancements, emphasizing the integration of key acquisitions and the enhancement of their operations with their launch of Meridianbet’s 5 th generation platform resulting in what they consider to be the world's most advanced iGaming technology. He mentioned a commitment to maximizing cost efficiencies and leveraging synergies across their global operations to drive sustainable growth and profits. As Golden Matrix enters the fourth quarter, they are focused on operational efficiency and profitability, positioning themselves for a record performance in 2024.

For additional information on Golden Matrix’s financial performance, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which has been filed with the SEC today and is available at https://www.nasdaq.com/market-activity/stocks/gmgi/sec-filings or www.sec.gov.

* Adjusted EBITDA is a non-GAAP financial measure. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs", included in the tables at the end of this release.

In terms of GAAP accounting and Meridianbet being the accounting acquirer, the comparisons presented are correctly stated and are reflective of our new structure. Comparisons presented in terms of GAAP are the consolidated Company’s results against Meridianbet Group historical results and not against Golden Matrix Group’s, historical results.

The full visual presentation and the earnings call can be accessed at 8am ET on the Golden Matrix Group website at https://goldenmatrix.com/events-presentations/.

For more information, please visit our website at goldenmatrix.com.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico.

Meridianbet Group, founded in 2001 and acquired by Golden Matrix in 2024, is a well-established online sports betting and gaming group, licensed and currently operating in 15 jurisdictions across Europe, Africa and South America. Meridianbet Group’s successful business model utilizes proprietary technology and scalable systems, thus allowing it to operate in multiple countries and currencies and with an omni-channel approach to markets, including retail, desktop online and mobile.

The companies’ sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Non-GAAP Financial Measures

Adjusted EBITDA or AEBITDA, is a “non-GAAP ﬁnancial measures” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA, Net Debt and Net Debt Leverage are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest expense, interest income, taxes, depreciation and amortization, and also excludes stock-based compensation expense and restructuring costs. Net Debt is defined as total debt less cash and cash equivalents. Net Debt Leverage Ratio is defined as net debt as of the balance sheet date divided by annualized adjusted EBITDA for the quarter then ended. We believe that using Net Debt and Net Debt Leverage Ratio is useful to investors in determining our leverage ratio since we could choose to use cash and cash equivalents to retire debt. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA, Net Debt and Net Debt Leverage are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect changes in, or cash requirements for, working capital needs; Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect the signiﬁcant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Net Debt and Net Debt Leverage do not reﬂect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA, Net Debt and Net Debt Leverage differently than the Company does, limiting their usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP ﬁnancial measures, please see the section titled “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs” and “Reconciliation of Net Debt and Leverage Calculation”, included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the amount, timing, and sources of funding for the Company’s repurchase program, the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; dilution caused by the terms of an outstanding convertible note and warrants, the Company’s ability to pay amounts due under the convertible note and covenants associated therewith and penalties which could be due under the convertible note and securities purchase agreement related thereto for failure to comply with the terms thereof; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the Meridianbet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and future periodic reports on Form 10-K and Form 10‑Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Golden Matrix Group

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Golden Matrix Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$38,404,951	$20,405,296
Accounts receivable, net	8,496,716	2,674,967
Accounts receivable – related parties	663,636	399,580
Taxes receivable	301,349	997,778
Inventory	4,414,399	133,905
Prepaid expenses	1,374,534	328,400
Other current assets	3,013,530	1,989,476
Total current assets	56,669,115	26,929,402

Non-current assets:
Goodwill & intangible assets, net	117,351,145	15,107,422
Property, plant & equipment, net	29,180,941	27,826,594
Investments	240,152	237,828
Deposits	5,997,157	5,586,495
Operating lease right-of-use assets	4,036,771	4,147,375
Other non-current assets	16,484	17,864
Total non-current assets	156,822,650	52,923,578
Total assets	$213,491,765	$79,852,980

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$12,252,903	$8,751,562
Accounts payable - related parties	21,555	12,605
Current portion of operating lease liability	1,427,983	2,299,317
Current portion of long-term loan	17,491,098	-
Taxes payable	3,310,929	6,137,513
Other current liabilities	1,164,523	581,644
Deferred revenues	1,251,287	-
Contingent liability	2,139,122	-
Current portion of consideration payable	30,331,867	-
Total current liabilities	69,391,267	17,782,641

Non-current liabilities:
Non-current portion of operating lease liability	2,603,992	1,795,870
Non-current portion of long-term loan	16,167,631	-
Other non-current liabilities	134,176	287,920
Non-current portion of consideration payable - Meridian acquisition	25,000,000	-
Convertible note	1,606,882	-
Total non-current liabilities	45,512,681	2,083,790
Total liabilities	$114,903,948	$19,866,431

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 0 shares issued and outstanding, respectively	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 300,000,000 shares authorized; 122,708,617 and 83,475,190 shares issued and outstanding, respectively	$1,227	$835
Stock payable	120,000	-
Stock payable – related party	120,664	-
Additional paid-in capital	38,431,527	3,044,894
Treasury stock, at cost (September 2024 – 700 shares)	(1,671)	-
Accumulated other comprehensive income (loss)	(3,595,263)	(3,307,578)
Accumulated earnings	59,177,236	59,296,675
Total shareholders’ equity of GMGI	94,253,720	59,034,826
Noncontrolling interests	4,334,097	951,723
Total equity	98,587,817	59,986,549
Total liabilities and equity	$213,491,765	$79,852,980

Golden Matrix Group, Inc and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenues	$40,992,329	$22,209,657	$105,258,158	$67,724,779
Cost of goods sold	(18,589,162)	(6,116,688)	(43,477,519)	(17,943,260)
Gross profit	22,403,167	16,092,969	61,780,639	49,781,519

Operating expenses
Selling, general and administrative expenses	23,379,550	12,863,262	58,937,789	37,797,023
Income (loss) from operations	(976,383)	3,229,707	2,842,850	11,984,496

Other income (expense):
Interest expense	(790,193)	(4,049)	(827,048)	(31,930)
Interest earned	58,475	25,807	163,023	35,532
Foreign exchange gain (loss)	(219,060)	366,183	(337,581)	320,852
Other income	495,654	219,145	1,498,563	725,372
Total other income (expense)	(455,124)	607,086	496,957	1,049,826
Net income (loss) before tax	(1,431,507)	3,836,793	3,339,807	13,034,322
Provision for income taxes	1,864,122	316,733	2,670,788	1,148,270
Net income (loss)	$(3,295,629)	$3,520,060	$(669,019)	$11,886,052
Less: Net income attributable to noncontrolling interest	109,935	41,771	18,924	171,159
Net income (loss) attributable to GMGI	$(3,405,564)	$3,478,289	$650,095	$11,714,893

Weighted average ordinary shares outstanding:
Basic	121,510,697	83,475,190	108,570,269	83,475,190
Diluted	121,510,697	83,475,190	115,016,974	83,475,190
Net earnings (losses) per ordinary share attributable to GMGI:
Basic	$(0.03)	$0.04	$0.01	$0.14
Diluted	$(0.03)	$0.04	$0.01	$0.14

Net income (loss)	$(3,295,629)	$3,520,060	$669,019	$11,886,052
Foreign currency translation adjustments	1,818,258	(1,492,622)	(287,685)	(1,316,847)
Comprehensive income (loss)	(1,477,371)	2,027,438	381,334	10,569,205
Less: Net income attributable to noncontrolling interest	109,935	41,771	18,924	171,159
Comprehensive income (loss) attributable to GMGI	$(1,587,306)	$1,985,667	$362,410	$10,398,046

Reconciliation of EBITDA and Adjusted EBITDA to Net income (loss):

	Three Months Period Ended		Nine Months Period Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income (loss)	$(3,295,629)	$3,520,060	$669,019	$11,886,052
+ Interest expense	790,193	4,049	827,048	31,930
- Interest income	(58,475)	(25,807)	(163,023)	(35,532)
+ Taxes	1,864,122	316,733	2,670,788	1,148,270
+ Depreciation	1,145,210	878,516	3,173,473	2,670,258
+ Amortization	1,962,157	473,047	4,317,523	1,357,453
EBITDA	$2,407,578	$5,166,598	$11,494,828	$17,058,431
+ Stock-based compensation	1,614,751	-	3,252,803	-
+ Restructuring costs	314,555	112,488	906,286	313,699
Adjusted EBITDA	$4,336,884	5,279,086	15,653,917	17,372,130